 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Home Bank Profit Sharing 401(k) Plan of our report dated March 28, 2008, with respect to the financial statements of Home Bank for the year ended December 31, 2007, included in the Registration Statement of Home Bancorp, Inc. on Form S-1 (No. 333-151492), as amended, filed with the Securities and Exchange Commission on August 8, 2008.

/s/Ernst & Young LLP

New Orleans, Louisiana
October 2, 2008